EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Workhorse Group Inc.

We consent to the incorporation by reference into the Form S-8 Registration Statements File No. 333-193425 and 333-196631 of our report dated March 25, 2016 on our audits of the balance sheets of Workhorse Group Inc. as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended included in this Form 10-K.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
March 25, 2016